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                                                                       EXHIBIT 5


                            [ROPES & GRAY LETTERHEAD]






                                 August 13, 2001



Boston Life Sciences, Inc.
137 Newbury Street, 8th Floor
Boston, MA  02116

Ladies and Gentlemen:

         This opinion is furnished to you in connection with Amendment No. 1 to a Registration Statement (File No. 333-80065) on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 1,800,000 additional shares of Common Stock, $.01 par value per share (the "Shares"), of Boston Life Sciences, Inc., a Delaware corporation (the "Company"). The Shares are to be sold from time to time pursuant to the Company's 1998 Omnibus Stock Option Plan (the "Plan").

         We are counsel to the Company and are familiar with the proceedings taken by the Company in connection with the authorization, reservation and registration of the Shares. We have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary for the purpose of this opinion.

         We express no opinion as to the applicability of, compliance with, or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

         Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold by the Company pursuant to and in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                     Very truly yours,

                                                     /s/ Ropes & Gray

                                                     Ropes & Gray